EXHIBIT 99.1

NeuroMetrix Reports Q1 2018 Financial Results

GlaxoSmithKline Collaboration is Quarter Highlight

WALTHAM, Mass., April 19, 2018 (Globe NewsWire) -- NeuroMetrix, Inc. (Nasdaq: NURO), today reported financial and business highlights for the quarter ended March 31, 2018.

The Company develops and markets novel therapies, based on neurostimulation and digital medicine, for chronic health conditions. The Company’s primary product is Quell®, which is an over-the-counter wearable neurostimulation device for treating chronic pain. The Company also has a diagnostic business based on its DPNCheck® product, which is a point-of-care test that provides accurate and cost-effective screening, diagnosis and monitoring of diabetic peripheral neuropathy (DPN).

The Company reported a new collaboration with GlaxoSmithKline (NYSE: GSK) involving its Quell Wearable Pain Relief Technology™.

•	GSK acquired exclusive ownership of Quell technology for markets outside the U.S

•	NeuroMetrix retained exclusive ownership of Quell technology for the U.S. market

•	GSK agreed to payments totaling $26.5 million of which $5 million was paid at closing and up to $21.5 million is payable upon achievement of milestones

•	The companies agreed to co-fund Quell development during an initial period starting in 2019

"The GSK collaboration is transformative for us and for chronic pain sufferers who will have access to Quell technology outside the US,” said Shai N. Gozani, M.D., Ph.D., President and Chief Executive Officer of NeuroMetrix. “It pairs our unique product development capabilities with a global pharmaceutical company that has several top OTC pain relief brands. Further, it provides us with the capital resources necessary to bring to market our third generation Quell with improved usability and better margins. This next generation Quell, planned for launch in Q4 2018, will play a significant role along our pathway to sustained profitability.”

Q1 2018 Highlights:

•	Revenue of $4.9 million increased 15% from Q1 2017

•	Quell revenue was up 13% to $3.5 million; DPNCheck revenue was up 43% to a new high of $1.2 million

•	Q1 2018 gross margin rate of 40.2%, improved 280 basis points from 37.4% in the prior year

•	OPEX was $5.6 million, $0.7 million higher than Q1 2017

•	Net collaboration income of $4.8 million was recorded

•	Net income was $1.2 million in comparison with a net loss of $3.2 million in Q1 2017

•	Cash resources at March 31, 2018 were $6.1 million

Company to Host Live Conference Call and Webcast

NeuroMetrix management will host a conference call today, April 19, 2018 at 8:00 a.m., Eastern Time. To access the call in the United States, dial 844-787-0799 and use the confirmation code 6096899. Internationally, the conference call may be accessed by dialing (661) 378-9630 and using the same confirmation code. The call will also be webcast and will be accessible from the Company's website at http://www.NeuroMetrix.com under the "Investor Relations" tab. A replay of the conference call will be available starting two hours after the call by dialing 855-859-2056, domestically and 800-585-8367, internationally. The confirmation code to access the replay is 6096899. The replay will be available for one week after the conference call.

About NeuroMetrix

NeuroMetrix is a commercial stage, innovation driven healthcare company combining neurostimulation and digital medicine to address chronic health conditions including chronic pain, sleep disorders, and diabetes. The company's lead product is Quell, an over-the-counter wearable therapeutic device for chronic pain. The company also markets DPNCheck®, a rapid point-of-care test for diabetic neuropathy, which is the most common long-term complication of Type 2 diabetes. For more information, please visit www.NeuroMetrix.com.

Safe Harbor Statement

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the company’s or management’s expectations regarding the business, as well as events that could have a meaningful impact on the company’s revenues and cash resources. While the company believes the forward-looking statements contained in this press release are accurate, there are a number of factors that could cause actual events or results to differ materially from those indicated by such forward-looking statements, including, without limitation, estimates of future performance, and the ability to successfully develop, receive regulatory clearance, commercialize and achieve market acceptance for any products. There can be no assurance that future developments will be those that the company has anticipated. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to in the company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, as well as other documents that may be filed from time to time with the Securities and Exchange Commission or otherwise made public. The company is providing the information in this press release only as of the date hereof, and expressly disclaims any intent or obligation to update the information included in this press release or revise any forward-looking statements.

Source: NeuroMetrix, Inc.

Thomas T. Higgins
SVP and Chief Financial Officer
781-314-2761
neurometrix.ir@neurometrix.com

NeuroMetrix, Inc.
Statements of Operations
(Unaudited)

	Quarters Ended March 31,
	2018	2017
Revenues	$4,942,990	$4,306,122
Cost of revenues	2,955,260	2,697,602
Gross profit	1,987,730	1,608,520
Operating expenses:
Research and development	1,279,564	903,284
Sales and marketing	2,504,741	2,597,712
General and administrative	1,804,143	1,421,782
Total operating expenses	5,588,448	4,922,778
Loss from operations	(3,600,718)	(3,314,258)
Other income:
Collaboration income	4,755,705	—
Other income	11,265	81,858
Total other income	4,766,970	81,858
Net income (loss)	$1,166,252	$(3,232,400)

NeuroMetrix, Inc.
Condensed Balance Sheets
(Unaudited)

	March 31, 2018	December 31, 2017

Cash and cash equivalents	$6,097,792	$4,043,681
Other current assets	3,736,095	5,059,693
Noncurrent assets	474,814	495,850
Total assets	$10,308,701	$9,599,224

Current liabilities	$3,486,177	$4,581,835
Stockholders’ equity	6,822,524	5,017,389
Total liabilities and stockholders’ equity	$10,308,701	$9,599,224